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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the inclusion of our report which is dated February 19, 1999 relating to Telefonica Servicios y Contenidos por la Red, S.A. as of December 31, 1998, and to the related statements of income for the period ended December 31, 1998 in the Registration Statement on Form F-4, File No. 333-12208.



BDO Audiberia



Madrid, Spain, September 21, 2000

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the inclusion of our report which is dated February 17, 2000 relating to Telefonica Servicios y Contenidos por la Red, S.A. as of December 31, 1999, and to the related statements of income for the period ended December 31, 1999 in the Registration Statement on Form F-4, File No. 333-12208. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.



BDO Audiberia



Madrid, Spain, September 21, 2000